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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use and the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-4 of our reports dated January 28, 1998, appearing in the Prospectus and the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Antonio, Texas
July 24, 1998